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                                                                 EXHIBIT 3.1



                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              DI INDUSTRIES, INC.

                                  ARTICLE ONE

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "TBCA"), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

         The name of the corporation is DI Industries, Inc. (the "Corporation").

                                  ARTICLE TWO

         The Articles of Incorporation of the Corporation are hereby amended as set forth below:

         Article One is deleted in its entirety and the following:

                                  "ARTICLE ONE

      The name of the corporation is Grey Wolf, Inc. (the "Corporation")."

                                 ARTICLE THREE

         The amendment made by these Articles of Amendment to the Articles of Incorporation (the "Amendment") was effected in conformity with the provisions of the TBCA and such Amendment was duly adopted by the shareholders of the Corporation on July 14, 1997.

                                  ARTICLE FOUR

         The number of shares of the Corporation's common stock outstanding at the time of such adoption was 151,540,991; the number of shares entitled to consent thereto was 151,540,991. The Amendment was adopted by the written consent of the holders of 79,097,980 shares (52.2% of the then outstanding shares) in accordance with Articles 9.10A and 2.28D of the TBCA and the provisions of the Corporation's Articles of Incorporation and Bylaws. The Corporation has complied with the notice requirements of Article 9.10A(4) with regard to non-consenting shareholders.


Dated September 17, 1997                DI INDUSTRIES, INC.


                                        By:     /s/ T. Scott O'Keefe
                                           -----------------------------------
                                                   T. Scott O'Keefe,
                                        Chief Financial Officer and Secretary